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                                                                   Exhibit 3.109

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                                    JIM MILES
                            ARTICLES OF ORGANIZATION
                            LIMITED LIABILITY COMPANY

         The undersigned deliver the following articles of organization to form a South Carolina limited liability company pursuant to Section 33-44-202 and
Section 33-44-203 of the 1976 South Carolina Code, as amended.

         1.       The name of the limited liability company which complies with
                  Section 33-44-105 of the South Carolina Code of 1976, as amended is Catering Concepts, LLC.

         2. The office of the initial registered office of the limited liability company in South Carolina is: 10 Laurel Lane, Hilton Head Island, South Carolina 29928.

         3. The initial agent for service of process of the limited liability company is Thomas M. DiVenere and the street address in South Carolina for this initial agent for service of process is: 10 Laurel Lane, Hilton Head Island, South Carolina 29928.

         4.       The name and address of each organizer is:

                           Stephen S. Bird
                           Bethea, Jordan & Griffin, P.A.
                           P.O. Drawer 3
                           Hilton Head Island, SC 29938

         5. [ ] Check this box only if the company is to be term company. If so, provide the term specified:___________________.

         6. [ ] Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager: _________________________.

         7. [ ] Check this box only if one or more of the members of the company are to be liable for its debts and obligations under
                  Section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members: _________________________.



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         8.       Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:
                  _________________________.

         9. Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement:
                  _________________________.

         10.      Signature of each organizer: /s/ Stephen S. Bird.
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         Date: November 13, 1996.







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